Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350,

as created by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Health Net, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay M. Gellert, as Chief Executive Officer of the Company, and Joseph C. Capezza, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay M. Gellert
Jay M. Gellert
President and Chief Executive Officer

February 27, 2012

/s/ Joseph C. Capezza
Joseph C. Capezza
Chief Financial Officer

February 27, 2012